Exhibit 10.17

AMENDED AND RESTATED SUBLEASE AGREEMENT

This SUBLEASE (the “Lease”), executed on this 21st day of July, 2008, by and between A.G. Realty Company, a Nebraska limited partnership, (hereinafter referred to as the “Landlord”) and Gordmans, Inc., a Delaware Corporation (hereinafter referred to as the “Tenant”). This Lease replaces the Tenant’s current lease for 98,716 square feet, dated as of September 1, 1983, as amended (the “Existing Lease”) which expires on the 31st day of July, 2009.

WITNESSETH THAT the Landlord hereby lets and demises to the Tenant and the Tenant hereby leases from the Landlord, certain premises in the Landlord’s Project named below, all on the terms and conditions hereinafter contained:

ARTICLE I - FUNDAMENTAL LEASE PROVISIONS AND EXHIBITS

SECTION 1.1 Fundamental Lease Provisions.

A.    NAME OF PROJECT: All references to Project shall mean the property more fully described in Exhibit A and located at the Bel Air Shopping Center in Omaha, Nebraska (the “Shopping Center”).

B.    LEASED PREMISES: Approximately 77,704 square feet (“floor space”) commonly known as 12100 West Center Road, Omaha, Nebraska as outlined in red in Exhibit “B” attached hereto.

C.    LEASE TERM: 5 years commencing on August 1st, 2009 and ending on July 31st, 2014.

D.    FIXED MINIMUM RENT: Rent begins on August 1st, 2009 payable at the following rate for each square foot per year:

8/01/09 to 7/31/14	$5.00 per square foot/per year for a total of $388,520.00 per year, payable $32,376.67 per month

E.    OPTIONS TO RENEW LEASE: Landlord grants Tenant one (1) option to renew and extend the term of this Lease, for an additional five (5) year term, at Tenant’s option, following the expiration of the initial term which option shall only be exercised upon six (6) months written notice to Landlord, and provided Tenant is not then or through the expiration of the first five year term hereunder in default of any of the terms and conditions of this Lease. The renewal terms shall be upon the same terms and conditions as are contained in this Lease; provided; however, that Fixed Minimum Rent shall be increased as follows:

8/01/14 to 7/31/19	$5.50 per square foot/per year for a total of $427,372.00 per year, payable $35,614.33 per month

F. COMMON AREA EXPENSE:	As set forth in Sections 5.3, 5.4, 7.1 and 7.4.

G. REAL ESTATE TAXES:	As set forth in Section 8.1L

H. INSURANCE:	As set forth in Section 7.4.

I. SECURITY DEPOSIT:	Intentionally omitted.

J. LANDLORD’S ADDRESS:	Gordman Properties Company 444 Regency Parkway, Suite 202 Omaha, NE 68114

K. TENANT’S ADDRESS:	Mr. Jeff Gordman Gordmans, Inc. 12100 West Center Road Omaha, NE 68144

L.    PERMITTED USES: The Tenant agrees to use and occupy the Premises for general office use, including related employee uses.

M.    FIRST RIGHT OF REFUSAL: In the event contiguous space becomes available for lease (and the tenant occupying the space does not renew its lease), then Tenant shall have the on-going first privilege to negotiate with the Landlord. Landlord agrees to give Tenant written notice that the space will become available. If the parties are unable to satisfactorily consummate the rental of the contiguous space, upon mutually agreeable terms and conditions, within sixty (60) days after Tenant has received such written notice, then Tenant waives this right of first refusal and Landlord may make the premises available to the general public without again offering the contiguous space to Tenant.

N.    SETTLEMENT AGREEMENT CONTINUATION: Landlord and Tenant acknowledge and reaffirm, and except as expressly provided herein do not intend to modify, the provisions of that certain July 28, 2005 Settlement Agreement (as subsequently amended) (the “Settlement Agreement”) which governs the Existing Lease, and which the parties desire to continue to apply to repair and maintenance obligations for the Leased Premises for this Lease; provided, however, that after the termination of the Existing Lease and the commencement of this Lease, (i) the term “Maintenance Obligations”, as applied to this Lease, shall mean the obligations of either Landlord or Tenant, as applicable, regarding maintenance, repair and (if applicable), replacement solely of the HVAC, the parking lot, and the roof; (ii) “Existing Lease” as it relates to the Leased Premises shall mean this Lease.

For purposes of clarification, nothing in this Lease shall be deemed to amend or modify the rights and obligations of the parties hereto under subsections 3(e)(iii)-(vi) of the Settlement Agreement in respect of Tenants’ right to reimbursement from Landlord for a portion of the costs of Tenant’s replacement of the HVAC units under the Settlement Agreement. Tenant hereby elects, and Landlord hereby agrees to pay, such reimbursement calculated as follows: (x) the amount of $31,653.19 (the “Reimbursable Amount”)1 payable in a note delivered to Tenant on or before the termination date of the Existing Lease with a principal balance equal to the Reimbursable Amount, a floating interest rate equal to the lesser of 6.5% per annum and the rate reported as the “National Prime Rate,” and thirty-six (36) monthly payments of equal principal plus accrued interest, such note to be substantially in the form attached hereto as Exhibit C.

In accordance with the Settlement Agreement Landlord and Tenant have entered into an agreement with an independent property manager for the Leased Premises (together with any successor agreement related to the management of the Leased Premises, the “Independent Property Management Agreement”) and, except as mutually agreed by the parties hereto, shall maintain an Independent Property Management Agreement in connection with the Maintenance Obligations of the Landlord and Tenant, respectively, under the Leased Premises. The Independent Property Management Agreement will be amended by the parties hereto and the Independent Property Manager thereunder to the extent required to conform to the provisions of this Lease as to management services to be provided in connection with the Leased Premises.

SECTION 1.2 Effect of Reference to a Fundamental Lease Provision. Each reference to this Lease to any of the Fundamental Lease Provisions contained in Section 1.1 shall be construed to incorporate all of the terms provided under each such Fundamental Lease Provision.

SECTION 1.3 Exhibits. The exhibits listed in this section and attached to this Lease are incorporated into this Lease by reference and are to be construed as a part of this Lease. Each party agrees to perform all its obligations stated therein.

EXHIBIT A:                    Project Site Plan

EXHIBIT B:            Leased Premises Floor Plan

1 This amount represents the total cost of replacement of HVAC units ($297,352.64) times 50% times 21.29% (the percentage of the existing leased premises which will not be included as Leased Premises under this Lease.)

ARTICLE II - PROJECT, LEASED PREMISES

SECTION 2.1 Covenants of Title. Tenant understands that Landlord does not own the land described in Section 1.1A above, and that this document is a sublease pursuant to a Lease Agreement (the “Ground Lease”) dated September 6, 1966, between Mutual Investors, Inc. as Landlord and A. Dan Gordman and Esther Gordman (the predecessors of Landlord under this Lease), as Tenant. Tenant agrees during the term of this Lease to comply with all of the obligations of the Tenant under the Ground Lease, except the payment of the rent provided for in Article IV of the Ground Lease which shall be paid by Landlord; but such compliance by Tenant shall in no way diminish or alter the obligations of Tenant under this Lease if such obligations under this Lease are greater than or different from those of the Tenant under the Ground Lease. Tenant agrees to comply with the use restrictions contained in Article V of the Ground Lease and to abide by any decisions made by the Lessor and the Lessee under the Ground Lease pursuant to Section 2 of Article IX of the Ground Lease regarding a casualty occurrence during the last two years of the Ground Lease; provided, however, if such casualty occurs during the initial term of this Lease, and Tenant has the right to exercise an option for a successive period, Landlord shall not agree to terminate the Ground Lease if Tenant exercises its right to renew this Lease.

SECTION 2.2 Development Covenants. Landlord covenants that it has developed the Project substantially as shown on Exhibit A which is attached hereto.

SECTION 2.3 Leased Premises. Landlord hereby leases to Tenant subject to and with the benefit of the terms, covenants, conditions, and provisions of this Lease the premises situated within the Project extending to the exterior faces of all side walls or to the building line where there is no wall, or to the center line of those walls separating said store premises from other leased premises in the Project (said premises are located in the building outlined in red on the Plot Plan attached hereto as Exhibit B, are described in Section 1.1B, and are referred to herein as the Leased Premises) together with the appurtenances specifically granted in this Lease but reserving and excepting to Landlord, subject to Tenant’s express rights under this Lease, the right to install, maintain, use, repair, and replace pipes, ducts, conduits, and wires leading through the Leased Premises or on the roof thereof in locations which will not materially interfere with Tenant’s use thereof and which serve other parts of the Project.

SECTION 2.4 Term. To have and to hold the Leased Premises unto Tenant for a term commencing on the date stated in Section 1.1C, which date shall be the “rental commencement date” and the “lease commencement date”.

SECTION 2.5 Late Payments. In the event that the Tenant hereunder shall fail for any reason whatsoever to pay the Fixed Minimum Rent due as herein described within ten (10) business days after the date it is due and Tenant has received written notice from Landlord of such late notice (but Tenant shall not be entitled to receive notice of a late payment more than three times in any Lease Year), the Tenant agrees to pay Landlord a Late Charge equal to five percent (5%) of the total fixed minimum rent then due. When a late charge is incurred by the Tenant, it is then due and payable immediately. The assessing of a late charge shall not restrict Landlord from the use of any other remedy at law or equity or as herein provided, nor shall it affect the accrual of interest on the unpaid rent. Landlord’s failure to assess the late charge shall not constitute a waiver of Landlord’s privilege to do so in the future.

In addition to the Late Charge, all sums due from the Tenant to the Landlord (including but not limited to Fixed Minimum Payment, Additional Rent and other charges that may become due under this Lease) shall bear interest at the default rate of two percent above the national prime rate announced in the Wall Street Journal, or if such newspaper no longer prints the national prime rate, the prime rate announced by Wells Fargo Bank, N.A., but not to exceed twelve percent, such interest to accrue from ten (10) business days after the same is due from the Tenant to the Landlord and Tenant has received written notice from Landlord of such late payment. Notwithstanding the foregoing sentence, Tenant shall not be entitled to notice of a late payment more than three times in an Lease Year (as defined in Section 4.2 below). Landlord’s failure to assess the default interest on overdue payments shall not constitute a waiver of Landlord’s privilege to do so in the future.

SECTION 2.6 Landlord Representation. Tenant acknowledges that, except as expressly provided in this Lease, Landlord has made and by this Lease makes no representations as to either (a) the construction of any improvements upon the Project other than such improvements as presently are in existence thereon, or (b) the remodeling, equipping, alteration or improvement of the Leased Premises as they now exist.

ARTICLE III - CONSTRUCTION BY LANDLORD AND TENANT

SECTION 3.1 Landlord’s Improvements: Tenant is leasing the Premises in an “AS IS” condition, subject to Landlord’s obligations under the Settlement Agreement and the Independent Property Management Agreement.

SECTION 3.2 Construction by Tenant: Tenant shall submit preliminary plans and specifications to Landlord, for all structural Tenant’s work which Tenant shall elect to do. No approval of interior non-structural modifications shall be required. Landlord’s approval or disapproval of such plans shall be communicated to Tenant within thirty (30) days of Landlord’s receipt of such plans. Such approval shall not be unreasonably withheld; provided, however, Landlord may withhold its approval of any structural alterations if in Landlord’s reasonable discretion such alterations will materially adversely affect the value and use of the Project as office or retail space. In the event that any revisions or corrections are required by Landlord’s architect, Tenant shall promptly revise or correct its specifications and shall resubmit such revisions or corrections to Landlord. Landlord’s approval shall be evidenced by an endorsement to that effect on one set of the working plans and specifications and the return of such signed set to Tenant. Tenant may commence construction of Tenant’s structural work in accordance with the approved working plans and specifications upon Landlord’s approval. Tenant shall carry adequate liability and workers compensation insurance during the renovation period while Tenant refurbishes the Leased Premises to its requirements. Landlord’s consent to such alterations, additions, or improvements, or Landlord’s approval of the plans, specifications, and working drawings for such structural alterations, additions, or improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules, and regulations of governmental and quasi-governmental agencies. Landlord agrees to use best efforts to cooperate with Tenant in obtaining any required permits and licenses to carry out the structural and interior modifications. In the event Landlord fails to respond within the time frames specified herein, its consent shall be deemed granted to the applicable plans.

SECTION 3.3 Obligations of Tenant Related to Construction: Tenant shall perform such of its work in Section 3.2 above as is to be performed by it and there shall be no abatement of rent due to the construction of such improvements by Tenant during this Lease or the Existing Lease.

SECTION 3.4 Store Sign: Landlord hereby approves the continuation of Tenant’s existing signs on the building in which the Leased Premises are located (the “Building”) and Tenant’s panel on the pylon(s) at the Shopping Center. All future exterior signs for Tenant must be submitted to Landlord for approval in writing and shall not be displayed without such consent. Tenant shall be solely responsible for such signage including but not limited to installation, maintenance, and liability. Landlord agrees that Tenant shall be entitled during the Term of this Lease to the use of the same size and location of Tenant’s current exterior signs and the sign panel on each pylon as Tenant currently has under the Existing Lease.

SECTION 3.5 Landlord’s Sale or Lease Sign. If Tenant has not exercised any option to renew, Tenant shall within six (6) months prior to the expiration of the Lease term, permit a sign for the lease or the sale of the Building to be placed on the Property and to remain thereon without molestation; provided, however, such sign shall be in the form and at a location as to which Tenant has consented, which consent will not be unreasonably withheld or delayed.

ARTICLE IV - RENT, ITS DETERMINATION AND METHOD OF PAYMENT

SECTION 4.1 Fixed Minimum Rent. Tenant agrees to pay rent to Landlord, without demand, at the address of the Landlord set forth in Section 1.1J above or at such other address as Landlord may by notice in writing to Tenant from time to time direct, at the following rates and times: Fixed Minimum Rent shall be paid in monthly installments, in advance, on the 1st day of each calendar month included in the Lease Term, equal for each full month, and for any portion of a calendar month included at the beginning of said term, one thirtieth of such a monthly payment for each day of such portion, payable on the first day of such portion.

SECTION 4.2 Definition of Lease Year and Partial Lease Year. The term “Lease Year” is defined to mean a period of 12 consecutive calendar months. Each succeeding Lease Year shall commence on the anniversary date of the first Lease Year. Any portion of the Lease Term, which is less than a Lease Year as hereinbefore defined, shall be deemed a “Partial Lease Year”.

ARTICLE V - COMMON AREAS, THEIR USE AND CHARGES

SECTION 5.1 Common Areas. Landlord shall make available within the Project such common areas (including but not limited to parking areas, driveways, truckways, delivery passages, truck-loading areas, access and egress roads, bus stops, and public rest rooms), as Landlord reasonably shall deem appropriate for retail and office space in this location. Landlord shall operate, manage, equip, police, light, repair and maintain the common areas for their intended purposes in such manner as Landlord shall in its reasonable discretion determine, and Landlord may from time to time change the size, location, nature and use of any common area and may make installations therein and move and remove the same; provided, however, no such improvements or removals shall have the effect of adversely affecting (a) access to the Leased Premises or the visibility of the Leased Premises or Tenant’s signage from West Center Road or 120th Street, or (b) Tenant’s available parking in the Project shall not be reduced below the minimum parking prescribed in Section 5.2 below (as to (a) and (b), the “Landlord Restrictions”). Landlord shall not construct any additional buildings in the Project without first receiving from Tenant written approval of such additional buildings. Tenant’s approval will not be unreasonably withheld or delayed unless in Tenant’s reasonable discretion, Tenant believes that such additional buildings will have the effect of violating the Landlord Restrictions.

SECTION 5.2 Uses of Common Areas. Tenant and its concessionaires, officers, employees, agents, customers and invitees shall have the nonexclusive right, in common with Landlord and all others to whom Landlord has or may hereafter grant rights, to use the common areas as designated from time to time by Landlord subject to such reasonable and non-discriminatory rules and regulations as Landlord may from time to time uniformly impose. Tenant agrees after notice thereof to abide by such rules and regulations and to use its best efforts to cause its concessionaires, officers, employees, vendors, agents, visitors, and invitees to conform thereto. Notwithstanding this Section 5.2, at no time shall Landlord exercise its rights under this Section 5.2 in a manner which will reduce Tenant’s available parking for concessionaires, officers, employees, vendors, agents, visitors and invitees within the Project to less than the number of parking stalls (estimated to be approximately 288 parking stalls) available to Tenant on the Property at the date of execution of this Lease. Landlord may at any time close temporarily any common area to make repairs or changes, to prevent the acquisition of public rights in such area or to discourage non-customer parking; and Landlord may do such other acts in and to the common areas as in its reasonable judgment may be desirable to improve the convenience thereof; provided, however, Landlord shall use its best efforts to prevent disruption in Tenant’s conduct of business during Tenant’s customary business hours.

SECTION 5.3 Charges for Use of Common Areas. Tenant shall pay to Landlord in the manner provided in Section 5.4 Tenant’s Pro Rata Share, as defined in Section 5.4, of all costs and expenses of every kind and nature paid or incurred by Landlord during the Lease Term in operating, managing, equipping, policing and protecting, lighting, repairing and maintaining the common areas of the Project. Such costs and expenses for the common areas shall include but not be limited to: maintaining the common areas, cleaning, fire protection, traffic direction, snow and ice removal, costs and expenses of planting, replanting and replacing flowers and landscaping, line repainting, asphalt repair and maintenance, parking area replacements (in accordance with Section 5.4), heating and air conditioning of enclosed portions of common areas, water and sewage charges, wages, unemployment taxes, social security taxes, personal property taxes, security fees for required licenses and permits, supplies, insurance expenses (casualty, liability, rental loss, excess or umbrella, and specialty) as Landlord deems prudent, reasonable management costs to be determined by Landlord (but not to exceed 4% of Fixed Minimum Rent), plumbing, roof repairs, costs of contractual arrangements for personnel services, and other reasonable costs which determined by Landlord in its reasonable discretion will benefit the Project and which are not Landlord’s responsibility under Section 6.2 or Section 7.1.

SECTION 5.4 Tenant’s Share and Payment. Tenant shall pay to Landlord monthly or at such longer interval as Landlord may determine, as “Additional Rent,” Tenant’s pro rata share of Landlord’s actual costs of operating and maintaining the common areas during the Term of this Lease in accordance with this Article V. Tenant’s pro rata share of such costs shall be that fraction thereof (the “Pro Rata Share”) whose numerator is the total Floor Space contained in the Leased Premises (currently 77,704) and whose denominator is the aggregate rentable Floor Space contained in all the buildings in the Project at the time such fraction is to be applied (which the parties agree is currently 98,716 square feet). The parties agree that Tenant’s Pro Rata Share is currently 78.71%. As to any costs, and associated fees of the Independent Property Manager, incurred by Landlord in connection with replacement, as opposed to repair or maintenance, of portions of the parking areas, the cost of such replacements shall be amortized over their useful life (such usual life not to be less than the greater of ten years or the depreciable period of such improvement) and Tenant’s Pro Rata Share of such annual amortized amount shall be payable during each succeeding year of the Lease Term.

Any amounts of Pro Rata Share payable as Additional Rent for any calendar or tax year in which the Lease Term is not in effect shall be further reduced to reflect the pro rata portion of the calendar or tax year, as applicable, which is not part of the Lease Term. Landlord may elect to reasonably estimate the amount of Tenant’s Pro Rata Share of such operating costs which will be due from Tenant for any calendar year. Such estimated amounts (1/12 each month) shall be paid by Tenant concurrent with, and in addition to, the Fixed Minimum Rent provided for in this Lease. Following the end of the calendar year (and at the end of the Lease Term), when the Landlord provides the Tenant with the statement and computation relating to Building operating costs, Landlord shall return Tenant’s Pro Rata Share of any excess of the aggregate monthly payments toward such Building operating costs for such calendar year; or Tenant shall promptly pay to Landlord the excess of the amount due from Tenant under this paragraph for the calendar year over the Tenant’s aggregate monthly payment toward Tenant’s Pro Rata Share of the Building operating costs for such year. Tenant shall have the right to audit the operating costs of the Building; and Landlord agrees, upon demand, to furnish Tenant with all of Landlord’s books, documents, records, papers and files relating to the costs of operating and maintaining the common areas and the Building. If the results of the audit show an overcharge to Tenant greater than five percent (5%) of the actual proper charges, Landlord shall pay the costs of the audit and interest on the amount of such overcharge at the “Interest Rate” from the date paid until Tenant has been reimbursed by Landlord for such overcharge.

ARTICLE VI - UTILITY SERVICES

SECTION 6.1 Utilities. Tenant shall pay for all gas, water, electricity and other utilities used or consumed in or about the Leased Premises and shall pay all sewer use fees or similar charges made or imposed with respect to or against the Leased Premises. Tenant shall hold Landlord and the Leased Premises harmless from all liens, charges and costs with respect to such items. If any such utilities are not separately metered to the Leased Premises, Tenant shall pay its proportionate share of the cost of such utilities. Such “Proportionate Share” shall be that fraction therefore whose numerator is the total Floor Space contained in the Leased Premises (currently 77,704) and whose denominator is the aggregate rentable Floor Space sharing the utilities. Tenant agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities and that if any equipment installed should require additional utility facilities, they shall be installed at Tenant’s expense in accordance with plans and specifications approved in writing in advance by Landlord. If utilities are not separately metered, Landlord may elect at its expense to split utilities in the Building at any time during the Lease Term.

SECTION 6.2 Heating & Air Conditioning. Heating and air conditioning shall be thermostatically controlled in the Leased Premises.

If the heating and air conditioning equipment and systems servicing the premises also service other tenants in the Building then Tenant shall pay its “Proportionate Share” of the preventative maintenance and necessary repairs of such equipment. If HVAC replacement shall be required, as determined by the Independent Property Manager, Tenant shall pay its Proportionate Share of 50% of such cost. In addition Tenant shall pay 50% of any associated fees of the Independent Property Manager. The portion of such replacement costs and associated fees not payable by Tenant shall not be included in common area expenses under Sections 5.3 and 5.4.

If the heating and air conditioning equipment and systems exclusively serve Tenant’s Leased Premises then Tenant shall be solely responsible for the costs of and cause to be provided preventative maintenance and necessary repairs in order to keep such equipment during the term of this Lease and any extensions thereof in the condition required pursuant to the maintenance standard set forth in the Independent Property Management Agreement and Section 8.1D. If HVAC replacement shall be required, Tenant shall pay 50% of such cost. Tenant shall also pay 50% of any associated fees of the Independent Property Manager. The portion of such replacement costs and associated fees not payable by Tenant shall not be included in common area expenses under Sections 5.3 and 5.4.

SECTION 6.3 Furnishing of Utility Service. Any utility or related service which Landlord provides or causes to be provided to the Leased Premises may be furnished by any agent employed by Landlord or by an independent contractor selected by Landlord, and Tenant shall accept the same to the exclusion of all other suppliers, so long as the service provider is competent and the rates charged by the Landlord or by the supplier of such utility or related service are competitive. Landlord shall not be liable for any interruption in the supply of any utilities.

ARTICLE VII - LANDLORD’S ADDITIONAL COVENANTS

SECTION 7.1 Repairs and Replacements by Landlord. Landlord covenants to keep or cause to be kept the structural elements of the Leased Premises, including without limitation, the foundation, roof and the structural soundness of the floors and walls thereof, in good order, repair and condition except for any damage thereon which is due to the negligence or misconduct of Tenant or its employees. All such repairs or necessary replacements incurred by Landlord under this Section 7.1 shall be paid by Landlord without reimbursement by Tenant. Landlord shall commence such repairs and replacements as soon as practicable after written notice from Tenant that the same are necessary. In the event, Landlord fails to promptly begin within fifteen days after such notice and to diligently pursue such repair, Tenant shall have the right to commence such repairs for the account of Landlord and to set off the amount of such repairs, along with interest thereon at the rate of nine percent (9%) per annum (the “Interest Rate”), from any payments of Minimum Fixed Rent or Additional Rent (together, “Rent”) or other amounts due to Landlord under this Lease. In the case of damage or destruction by fire or other casualty or by Eminent Domain, Landlord’s obligations hereunder are subject to the provisions of Article IX. Except as provided in this Section 7.1 and in Section 6.2. Landlord shall not be obligated to make repairs, replacements or improvements of any kind upon the Leased Premises, or to any equipment, facilities or fixtures contained therein. All repairs and replacements which are the responsibility of Landlord hereunder shall be effected in accordance with the terms of the Settlement Agreement and the Independent Property Management Agreement to the extent provided in Section 1.1N of this Lease.

SECTION 7.2 Quiet Enjoyment. Landlord covenants that Tenant on paying the rent and performing Tenant’s obligations in this Lease shall peacefully and quietly have, hold and enjoy the Leased Premises throughout the Lease Term or until it is terminated as in this Lease provided.

SECTION 7.3 Compliance with Laws. Landlord covenants that as of the date of this Lease the Leased Premises comply with all applicable laws, governmental regulations, ordinances and building codes.

SECTION 7.4 Insurance.

A. Landlord, at all times during the term of this Lease and any other period of occupancy of the Leased Premises by Tenant, shall provide and maintain with respect to the building constituting the Leased Premises or in which the Leased Premises are located, fire and extended coverage insurance to the extent of at least the replacement value of such building.

B. Landlord, at all times during the term of this Lease and any other period of occupancy of the Leased Premises by Tenant, shall keep in force with respect to the common areas commercial general liability insurance in form customarily written for the protection of owners, landlords and tenants of real estate, with Landlord, its agents, and Tenant as named insureds, which insurance shall provide coverage of at least $2,000,000 combined single limit coverage plus a minimum of $500,000 for property damage, with excess liability coverage of $3,000,000. To the extent similarly provided in the insurance required to be carried by Tenant under this Lease, Landlord agrees to provide in the insurance required by this Lease to be carried by Landlord a mutual waiver of subrogation of claims by the insured against Tenant.

C. Tenant’s Pro Rata Share of all insurance expenses (casualty, liability, rental loss, excess or umbrella, and specialty) as Landlord deems prudent, shall be paid by Tenant as a portion of Additional Rent as allocated to Tenant in accordance with Section 5.4 in the same manner as if said expenses were common area expenses.

SECTION 7.5 Other Tenants. During the Term of this Lease, Landlord shall not lease space in the Project to any competitor of Tenant.

ARTICLE VIII - TENANT’S ADDITIONAL COVENANTS

SECTION 8.1 Affirmative Covenants. Tenant covenants at its expense at all times during the Lease Term and such further time as Tenant occupies the Leased Premises or any part thereof:

A. To perform promptly all of the obligations of Tenant set forth in this Lease and in the Exhibits attached hereto; and to pay when due the Rent and all other charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

B. To use the Leased Premises only for the Permitted Uses as set forth in Section 1.1L.

C. To store all trash and refuse in appropriate containers within the Leased Premises and to attend to the daily disposal thereof in the manner designated by Landlord; to keep all drains inside the Leased Premises open; to conform to all reasonable and non-discriminatory rules and regulations which Landlord may make and uniformly enforce in the management and use of the Project, requiring such conformance by Tenant and Tenant’s employees.

D. Except for repairs and replacements required in Section 7.1 and Section 6.2 to be performed by or at the expense of Landlord, to provide maintenance and repair to non-structural elements of the Leased Premises, and replace when necessary, in order to keep the Leased Premises, equipment exclusively servicing the Leased Premises, facilities and fixtures therein (including all necessary painting and decorating), at Tenant’s expense, in the condition customarily used for other office premises in the same general geographic area, as specified in the Independent Property Management Agreement; and, at Tenant’s expense, to keep all glass, including that in windows, doors and skylights, clean and in good condition, and to replace any glass which may be damaged or broken with glass of the same quality, damage by fire or other casualty excepted.

E. To make all repairs, alterations, additions or replacement to the Leased Premises, including equipment, facilities and fixtures therein, required by any law or ordinance or any order or regulation of any public authority because of Tenant’s specific use of the Leased Premises; to keep the Leased Premises equipped with all safety appliances so required because of such use; to procure any licenses and permits required for any such use; and to comply with the orders and regulations of all governmental authorities; provided that Tenant shall not be responsible for the cost of alterations and replacements needed to comply with this Paragraph E unless they are required solely by the nature of Tenant’s tenancy and are not otherwise required by users of commercial office space. Any alterations and replacements which are not Tenant’s obligation under this Paragraph E will be Landlord’s obligation under Section 7.1 above.

F. To pay promptly when due all taxes imposed upon its business operation and its personal property in the Leased Premises, and the entire cost of any work to the Leased Premises, including equipment, facilities and fixtures therein, undertaken by Tenant so that the Leased Premises shall at all times be free of liens for labor and materials; to procure all necessary permits before undertaking such work; to do all of such work in a good and workmanlike manner, employing materials of good quality; to comply with all governmental requirements (except as are Landlord’s obligation under this Lease); and to save Landlord harmless and indemnified from all injury, loss, claims or damage to any Person or property occasioned by or growing out of such work.

G. At its expense at all times during the Term of this Lease and any other period of occupancy of the Leased Premises by Tenant, to provide and maintain with respect to the Leased Premises general public liability insurance issued by companies with a Best rating of at least “B” in form customarily written for the protection of owners, landlords and tenants of real estate, with Landlord, its agents, and Tenant as named insureds, which insurance shall provide coverage of at least $2,000,000 combined single limit coverage plus a minimum of $500,000 for property damage, with excess liability coverage of $3,000,000. Tenant also shall carry such property coverage on Tenant’s property at the Leased Premises, including special coverages, as may be customary or appropriate with respect to Tenant’s business or as Landlord reasonably may require and which are customarily covered in an “All Risks” endorsement. The policies for all such insurance shall provide that they may not be canceled without at least thirty (30) days prior written notice to Landlord. To the extent similarly provided in the insurance required to be carried by Landlord under this Lease, Tenant agrees to provide in the insurance required by this Lease to be carried by Tenant a mutual waiver of subrogation of claims by the insured against Landlord.

H. To permit Landlord and its agents to enter the Leased Premises at reasonable times for the purpose of inspecting the same or of making repairs to the building in which the same are located; and to show the Leased Premises to prospective purchasers, lenders, investors, co-owners, real estate brokers, government employees, appraisers and, during the last six (6) months of the Lease Term, to prospective tenants.

I. To the extent permitted by applicable law, to pay on demand Landlord’s expenses, including reasonable attorney’s fees, incurred in enforcing any obligation of the Tenant under this Lease or in curing any default by Tenant under this Lease.

J. At the termination of this Lease, (i) to surrender the Leased Premises in broom clean condition, subject to ordinary wear and tear, and in the condition resulting from the performance by Tenant of its Maintenance Obligations, as defined herein; (ii) to remove such of Tenant’s goods and effects as are not permanently affixed to the Leased Premises unless prevented from so doing because of the Landlord’s claim of lien; (iii) to repair any damage caused by the removal of any Tenant alterations and additions which Tenant is permitted to remove; and (iv) peaceably to yield up the Leased Premises and all alterations and additions thereto (except such as Tenant is permitted under this Lease to remove) and all fixtures, furnishings, floor coverings and equipment which are permanently affixed to the Leased Premises, which shall thereupon become the property of Landlord. Any personal property of Tenant not removed within 5 days following such termination shall become the property of Landlord, at Landlord’s option

K. This Lease shall be subject and subordinate to any mortgages or trust deeds that may hereafter be placed upon the Project and the Leased Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, consolidations and extensions thereof, provided the mortgagee or trustee named in said mortgages or trust deeds shall agree to recognize the Lease of Tenant in the event of foreclosure so long as the Tenant is not in default; that Tenant shall execute and deliver such instruments reasonably acceptable to Tenant and the mortgagee or trustee which may be required for such purposes; provided that Landlord shall pay the amount of $250 for any estoppel or subordination non-disturbance agreement which is requested from Tenant in excess of one of each such agreement per Lease Year.

L. (1) Tenant shall pay in each calendar year during the Term of this Lease, as a part of Additional Rent, Tenant’s Pro Rata Share of the real estate ad valorem taxes, including but not limited to special assessments (but excluding special assessments related to new buildings in the Project or other improvements for the specific use of any tenant other than Tenant) which are due and payable within such calendar year with respect to the entire land and improvements within the Project.

(2) Tenant shall pay to Landlord, concurrently with Tenant’s payments of monthly installments of the Fixed Minimum Rent, one-twelfth (1/12) of Tenant’s estimated tax participation for the current Lease Year, as determined annually and communicated to Tenant in writing by Landlord. Tenant shall pay to Landlord any unpaid portion of its actual tax participation for such tax year or shall be entitled to a credit from Landlord for any excess tax participation actually paid by Tenant for such tax year.

(3) Within sixty (60) days of receipt by Landlord of the current tax year bills, Landlord will certify to Tenant the amount of taxes per square foot and the amount due from Tenant, if any. Within thirty (30) days after receipt of such notice from Landlord, Tenant will pay to Landlord any amount stated therein to be due.

(4) For the purpose of this Lease, the term “tax year” shall be construed to mean the twelve (12) month period established as the real estate tax year by the taxing authorities having lawful jurisdiction over the Project.

M. To remain fully obligated under this Lease notwithstanding any assignment or sublease or any indulgence granted by Landlord to Tenant or to any assignee or sublessee.

N. To give any mortgagee and/or trust deed holder with whom Tenant has entered into a subordination non-disturbance agreement, by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified, in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such mortgagee and/or trust deed holder. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees and/or trust deed holders shall have an additional ten (10) days within which to cure such default or if such default cannot be cured within that time, then such additional time not to exceed an additional sixty (60) days as may be necessary if within such ten (10) days, any mortgagee and/or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default), in which event this Lease shall not be terminated while such remedies are being so diligently pursued.

O. Assume all responsibility for the protection of the Leased Premises, Tenant, its agents and invitees and their property from the acts of third parties except to the extent covered under any liability insurance required to be provided by Landlord under this Lease. In the event, however, that Landlord shall elect to provide security services, then the cost thereof shall be included as part of the common area maintenance expenses and billed in accordance with Section 5.4.

SECTION 8.2 Negative Covenants. Tenant covenants at all times during the Lease Term and such further time as Tenant occupies the Leased Premises or any part thereof:

A. Not to make any alterations or additions other than the original interior plans and future non-structural alterations with a cost of less than $50,000 each, nor permit the painting or placing of any exterior signs, placards or other advertising media, banners, pennants, awnings, aerials, antennas, or the like, without on each occasion obtaining prior written consent of Landlord.

B. Not to assign, sell, mortgage, pledge or in any manner transfer this Lease or any interest therein, or sublet the Leased Premises or any part or parts thereof, or permit occupancy by anyone with, through or under Tenant; provided, however, Tenant may: (i) assign this Lease or sublease the Leased Premises to a third party with Landlord’s written approval, or (ii) assign this Lease without Landlord’s consent to any entity with which Tenant is merged or consolidated; and, provided Tenant has engaged in such lease assignments or subletting at a majority of its stores within the State of Nebraska, Tenant may assign this Lease or sublet a portion or all of the Demised Premises to a parent, subsidiary, or affiliate of Tenant without consent from Landlord. Such approval shall not be arbitrarily withheld, but in the event of any such assignment or subletting Tenant shall remain primarily liable to Landlord for the performance of Tenant’s obligations under this Lease. Upon request for any assignment or subletting, Tenant shall provide such financial and other information as Landlord may request on the prospective new tenant and its intended use of the Premises and $1,000 to cover time and expenses related to reviewing such information and related legal work. Tenant and the prospective tenant shall execute such assignment, sublease and/or attornment agreement as Landlord may reasonably request. Any excess amounts paid by the assignee or subtenant on account of the assignment or sublease above the Fixed Minimum Rent and Additional Rent called for in this Lease shall belong to Landlord.

C. Without the prior written consent of Landlord, not to operate or use, or permit or suffer to be operated or used, all or any part of the Leased Premises for any purpose other than the Permitted Uses which would violate any provisions contained in any other lease of a portion of the Project to which Landlord may be a party which gives the tenant under such lease the exclusive right to conduct a particular type of business in the Project; provided Tenant has received written notice from Landlord of such provisions on or before the date of any requested change in the Permitted Uses by Tenant, its successors or assigns, or, as to any assignment or subletting which requires Landlord’s consent, prior to the date of the request for consent to such assignment or subletting. This subsection shall not modify, affect, nullify, abrogate, cut down or derogate from any other provision of this Lease.

D. Not to suffer any mechanic’s lien to be filed against the Leased Premises by reason of any work, labor, services or materials performed at or furnished to the Leased Premises, to the Tenant, or to anyone holding the Leased Premises through or under the Tenant. If any such mechanic’s lien shall at any time be filed against the Leased Premises, the Tenant shall forthwith cause the same to be discharged of record by payment, bond, order of a court of competent jurisdiction or otherwise, but the Tenant shall have the right to contest any and all such liens. If the Tenant shall fail to cause such lien to be discharged within thirty (30) days after being notified of the filing thereof and before judgment or sale thereunder, then, in addition to any other right or remedy of the Landlord, upon five days written notice to Tenant the Landlord may, but shall not be obligated to, discharge the same by paying the amount claimed to be due or by bonding or other proceeding deemed appropriate by the Landlord, and the amount so paid by the Landlord and all costs and expenses, including reasonable attorney’s fees, incurred by the Landlord in procuring the discharge of such lien, shall be deemed to be a part of Additional Rent for the Leased Premises and shall be due and payable by the Tenant to the Landlord on the first day of the next following month. Nothing in this Lease contained shall be construed as consent on the part of the Landlord to subject the Landlord’s estate in the Leased Premises to any lien or liability under the lien laws of the State in which the Leased Premises are located.

ARTICLE IX - DAMAGE AND DESTRUCTION; CONDEMNATION

SECTION 9.1 Fire or Other Casualty.

A. In the event the Leased Premises should be damaged by fire, explosion or other casualty or occurrence covered by Landlord’s insurance to an extent which shall be 25 per cent or less of the cost of replacement of the Leased Premises, the damage shall promptly be repaired by Landlord at Landlord’s expense provided that Landlord shall not be obligated to expend for such repair an amount in excess of the insurance proceeds recovered as a result of such damage plus any applicable deductible amount; provided that Landlord shall not be excused from its repair obligation as a result of the failure of Landlord to maintain the insurance required by this Lease or as a result of the deductible amount for such insurance. In no event shall Landlord be required to repair or replace Tenant’s stock in trade, fixtures, furnishings, or floor coverings and equipment.

B. In the event the Leased Premises should be damaged by fire, explosion or any other casualty or occurrence and (a) such casualty or occurrence shall be of a type not covered by Landlord’s insurance required under this Lease, or (b) (i) the Leased Premises or the Building should be damaged to the extent of more than 50 per cent of the cost of replacement therefor, or (ii) if more than one building in the Project, the buildings (taken in the aggregate) in the Project should be damaged to the extent of more than 25 per cent of the cost of replacement thereof, notwithstanding the fact that the Leased Premises may be so damaged to an extent which shall be 50 per cent or less of the cost of replacement thereof, Landlord may elect to repair or rebuild the Leased Premises or the Building or buildings or to terminate this Lease upon giving notice of such election in writing to Tenant within 30 days after the happening of the event causing the damage. Notwithstanding the foregoing, if the casualty occurrence is a result of damage to the Leased Premises or the Building, and the cost of repair of such damage does not exceed 50% of the cost of replacement therefor, and the Term of the Lease, after giving effect to the exercise by Tenant of any option to renew, is two years or more, Landlord shall not exercise such termination rights.

C. If the casualty, repairing, or rebuilding (whether under Subsection A or B hereof) shall render the Leased Premises untenantable, in whole or in part, a proportionate abatement of the Fixed Minimum Rent shall be allowed (however the rent shall continue to the extent of any rental loss insurance then in effect) from the date when the damage occurred until the date Landlord completes the repairs or rebuilding and so notifies the Tenant or, in the event Landlord elects to terminate the Lease, until said date of termination, which shall be not less than 30 days nor more than 60 days after said notice, said proportion to be computed on the basis of the relation which the gross square foot area of the space rendered untenantable bears to the Floor Space of the Leased Premises. If Landlord is required or elects to repair the Leased Premises as herein provided, Tenant shall repair or replace its stock in trade, fixtures, furniture, furnishings, floor coverings and equipment.

D. Notwithstanding the foregoing, in the event (i) the Leased Premises are damaged to the extent the Leased Premises and parking in the Project are not adequate for Tenant’s needs, and (ii) such damaged area cannot be or is not restored within 120 days of such event of destruction, or (iii) the Lease is in the last year of the Term, Tenant shall be entitled, at Tenant’s option, to terminate the Lease.

SECTION 9.2 Eminent Domain. If the whole of the Leased Premises shall be taken by any public authority under the power of eminent domain, the Lease Term shall cease as of the day possession shall be taken by such public authority, and Tenant shall pay rent up to that date with an appropriate refund by Landlord of such rent as shall have been paid in advance for a period subsequent to the date of the taking. If less than 25 per cent of the Floor Space of the Leased Premises and/or 10 percent of the parking in the Project shall be so taken, the Lease Term shall cease only on the parts so taken as of the day possession shall be taken by such public authority, and Tenant shall pay rent up to that day with an appropriate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of taking and thereafter the Fixed Minimum Rent shall be equitably adjusted. Landlord shall at its expense make all necessary repairs or alterations to the basic building and exterior work so as to constitute the remaining premises a complete architectural unit. If more than 25 per cent of the Floor Space of the Leased Premises and/or 10 percent of the parking in the Project shall be so taken, then the Lease Term shall cease only on the part so taken from the day possession shall be taken by such public authority, and Tenant shall pay rent up to that day with an appropriate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking and Tenant shall have the right to terminate this Lease upon notice in writing within 30 days after such taking possession. In the event Tenant remains in possession, all of the terms herein provided shall continue in effect except that the rent shall be equitably abated, and Landlord shall make all necessary repairs or alterations to the basic Building and exterior work so as to constitute the remaining premises a complete architectural unit. If more that 50 per cent of the Floor Space in the Building or the Project shall be taken under the power of eminent domain, or if all or substantially all of the parking area in the Project is taken under the power of eminent domain, Landlord may, by notice in writing to Tenant delivered on or before the day of surrendering possession to the public authority, terminate this Lease, and rent shall be paid or refunded as of the date of termination.

All compensation awarded for any taking under the power of eminent domain, whether for the whole or a part of the Leased Premises, shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in the value of, or loss of, the leasehold or for diminution in the value of, or loss of, the fee of the Leased Premises, or otherwise, and Tenant hereby assigns to Landlord all of Tenant’s right, title and interest in and to any and all such compensation; provided, however, that Landlord shall not be entitled to any award made to Tenant for loss of business, or depreciation of and cost of removal of stock and fixtures.

ARTICLE X - DEFAULT BY THE TENANT AND REMEDIES

SECTION 10.1 Default. In the event of any failure of Tenant: to pay any Rent due hereunder within ten (10) days after it receives written notice from Landlord that it is past due, or any failure to perform any other terms, conditions, or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days after written notice of such default shall have mailed unless such default constitutes an emergency in which event Landlord shall give Tenant notice to cure such default within such time period as may be reasonable and permitted by applicable law (in the event the default cannot be cured within thirty (30) days, Tenant shall not be in violation of this Lease if Tenant begins to correct the default within said thirty (30) day period and continue with reasonable diligence using its best commercial efforts to remedy the same thereafter), if Tenant shall become bankrupt or insolvent, or file any debtor proceedings, or take in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, or if Tenant makes an assignment for the benefit of creditors, or petitions for or enters into an arrangement, or if any petition shall be filed naming Tenant as a debtor under the Federal Bankruptcy Code and such petition is not dismissed within 60 days after the filing thereof, or suffer this Lease to be taken under any writ of execution, then Landlord besides other rights or remedies it may have shall have, to the extent permitted by law, the immediate right of re-entry and may remove all persons and property from the Leased Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

SECTION 10.2 Rights on Default. Should Landlord elect to reenter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such reasonable alterations and repairs as may be necessary in order to relet the Leased Premises, and relet the Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its reasonable discretion may deem advisable; upon each such reletting all rentals received by the Landlord from such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, second to the payment of any reasonable costs and expenses of such reletting, including brokerage fees and attorneys fees and of costs of such alterations and repairs, third to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same becomes due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the reasonable costs of recovering the Leased Premises, reasonable attorney’s fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Leased Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In determining the rent which would be payable by Tenant hereunder subsequent to default, the annual rent for each year of the unexpired term shall be equal to the average annual Fixed Minimum Rent paid by Tenant from the commencement of the term to the time of default, or during the preceding three (3) full calendar years, whichever period is shorter. The rights and remedies herein provided shall be cumulative and the exercise of any one shall not preclude the exercise or act as a waiver of any other right or remedy of Landlord hereunder, or which may be existing at law, or in equity or by statute. Any remedies of Landlord shall be subject to Landlord’s obligation to mitigate damages.

SECTION 10.3 Landlord’s Right to Cure Defaults. Landlord may, but shall not be obligated to cure, at any time, without notice, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord in curing a default, including without limitation reasonable attorney’s fees, together with interest on the amount of costs and expenses so incurred at the lnterest Rate shall be paid by Tenant to Landlord on demand.

SECTION 10.4 Landlord’s Expenses. In case suit shall be brought by either party to this lease to enforce any provision herein contained, the prevailing party shall be entitled to recover its costs including reasonable attorney’s fees to the extent permitted by law.

SECTION 10.5 Effect of Waivers of Default. No consent or waiver, express or implied, by Landlord to or of any breach of any covenant, condition or duty of Tenant shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

SECTION 10.6 Holdover by Tenant. In the event Tenant remains in possession of the Leased Premises after the expiration of the tenancy created hereunder and without the execution of a new lease, Tenant, at the option of Landlord, shall be deemed to be occupying said Leased Premises as a Tenant from month to month, subject to all the other conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy. Tenant agrees that if possession of the Premises is not surrendered to Landlord upon the Expiration Date or sooner termination of the Lease, in addition to any other rights or remedies Landlord may have hereunder or at law, Tenant shall pay to Landlord, as liquidated damages, for each month and for each portion of any month during which Tenant holds over in the Premises after the Expiration Date or sooner termination of this Lease, a sum equal to 125% times the aggregate of that portion of the Fixed Minimum Rent and Additional Rent that was payable under this Lease during the last month of the Term. Nothing herein contained shall be deemed to permit Tenant to retain possession of the Leased Premises after the expiration date or sooner termination of the Lease. The provisions of this Section 10.6 shall survive the expiration date or sooner termination of this Lease.

ARTICLE XI - DEFAULT BY LANDLORD

SECTION 11.1 Except in the case of an emergency situation presenting the risk of harm to Persons or property, the Landlord shall have thirty (30) days after its receipt of a notice of default, to cure any default in its obligations hereunder. In the event the default cannot be cured within thirty (30) days, Landlord shall not be in violation of this Lease if Landlord begins to correct the default within said thirty (30) day period and continues with reasonable diligence to remedy the same thereafter. In the event that such default is not cured within such cure period, Tenant shall have the right to cure the default for the account of Landlord. Tenant shall have the right, in addition to other remedies, to offset the amount so expended, plus interest at the lnterest Rate from the date expended, from all amounts of Fixed Annual Rent, Additional Rent or other amounts due to Landlord hereunder until paid in full.

ARTICLE XII - LIMITATIONS AND EXEMPTIONS ON LANDLORD’S LIABILITY

SECTION 12.1 The obligations of Landlord under this Lease shall not constitute personal obligations of Landlord or its partners, and Tenant shall look to the Project and Landlord’s interest therein, and not to other assets of Landlord, for the satisfaction of any liability of Landlord with respect to this Lease, and shall not seek recourse against Landlord’s partners or any of their personal assets for such satisfaction.

ARTICLE XIII - HAZARDOUS SUBSTANCES

SECTION 13.1

A. Reportable Uses Require Consent. The term “Hazardous Substance” as used herein shall mean any product, substance or waste whose presence, use, manufacture, disposal, transportation or release, either by itself or in combination with other materials expected to be on the premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment of the premises, (ii) regulated or monitored by any government authority or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any by-products or fractions thereof. Tenant shall not engage in any activity in or about the Leased Premises or the Project which constitutes a Reportable Use of Hazardous Substances. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with any governmental authority and/or (iii) the presence at the premises of a Hazardous Substance with respect to which there is any notice which must be given. Notwithstanding the foregoing, Tenant may use any ordinary and customary materials reasonably required to be used in the normal course of the Permitted Use such as ordinary office use and common household cleaning materials, so long as such use is in compliance with all applicable requirements as described above and does not expose the Leased Premises or the Project to any meaningful risk of contamination or damage or expose Landlord to any liability therefor. In addition, Landlord may condition its consent to any Reportable Use upon receiving such additional assurances as Landlord reasonably deems necessary to protect itself, other tenants of the Project, the public, the Leased Premises, the Project, and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or imposing or increasing a security deposit under this Lease.

B. Duty to Inform Landlord. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance has become to be located in, on, under or about the Leased Premises or the Project, other than as previously consented to by Landlord, Tenant shall immediately give written notice of such fact to Landlord, and provide Landlord with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

C. Tenant Remediation. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Tenant’s expense, comply with all applicable governmental requirements regarding Hazardous Substances and take all investigatory and/or remedial action reasonably recommended, or not formerly ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the premises, the project, or neighboring properties that was caused or materially contributed to by Tenant, or pertaining to or involving any Hazardous Substance brought onto the Premises during the Term of this Lease, by or for Tenant.

D. Tenant Indemnification. Tenant shall indemnify the Landlord and its agents, employees, lenders, and any ground lessor harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expense, penalties, attorneys’, consultants’ and experts’ fees arising out of or involving any Hazardous Substance brought onto the Premises or the Project by or for Tenant;, provided, however, that Tenant shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Leased Premises from areas outside of the Leased Premises not caused or contributed to by Tenant. Tenant’s obligations shall include, but not be limited, the effects of any contamination or injury to Person, property or the environment created by or for Tenant, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of the Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement.

E. Landlord’s Inspections. Landlord and any lender to Landlord and their consultants shall have the right to enter into the Leased Premises at any time upon reasonable notice and inspect the condition of the premises and for verifying compliance by Tenant with this Lease, for any purpose related to this Lease or ownership of the Project. The cost of any such inspections shall be paid by Landlord unless a violation of this Lease by Tenant, including presence of a Hazardous Substance, is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority, and in such case Tenant shall reimburse Landlord for the cost of such inspection to the extent such inspection is caused by a violation of Tenant under this Lease.

F. Landlord’s Obligations. Landlord represents that Landlord has no knowledge, actual or imputed, of the existence of any Hazardous Substances at the Project or the Shopping Center as of the Rent Commencement Date. Landlord shall indemnify, defend (by counsel acceptable to Tenant) and hold harmless Tenant and each of Tenant’s directors, officers, employees, agents, successors, and assigns, from and against any and all claims, liabilities, penalties, fines, judgments, forfeitures, losses, cleanup, remediation, detoxification, costs or expenses (including reasonable attorney’s fees, consultants’ fees, and expert fees) for the death of or injury to any Person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (a) the presence in, on, under, or about the Leased Premises, Building or Shopping Center, or any discharge or release in or from the Leased Premises, Building, or Shopping Center, of any Hazardous Substances, except to the extent that any such presence, discharge, or release is caused by Tenant’s activities on the Leased Premises, Building, or Shopping Center from the date Tenant took possession of the Leased Premises under the Existing Lease, or (b) Landlord’s failure to comply with any law regulating Hazardous Substances. Landlord and its permittees shall not store, generate or discharge any Hazardous Substances on or about the Shopping Center, except for those Hazardous Substances commonly used in the maintenance of the Shopping Center, and then only in such quantities and to the extent allowed under applicable laws and regulations. Landlord’s obligations shall include, but not be limited to, the effects of any contamination or injury to Person, property or the environment created or suffered by Landlord or its predecessesors, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of the Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Landlord from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Tenant in writing at the time of such agreement.

ARTICLE XIV - CONTINUOUS OCCUPANCY

SECTION 14.1 Notwithstanding anything herein to the contrary, if Tenant intends to cease to occupy the Leased Premises for any purpose other than for temporary repairs or remodeling (to “Go Dark”), Tenant may do so by giving three (3) months prior written notice (“Go Dark Notice”) of Tenant’s intent to Go Dark. The written notice shall project a date on or about which Tenant intends to Go Dark. The date on which Tenant Goes Dark shall be the “Going Dark Effective Date”. If Tenant gives Landlord a Go Dark Notice, Landlord may elect to terminate and cancel this Lease (“Recapture”) by giving Tenant notice of recapture (the “Recapture Notice”) at any time after the Go Dark Notice, and recapture the Premises within sixty (60) days after the date of Landlord’s Notice. Upon such Recapture, all obligations of Tenant under this Lease shall terminate. Going Dark shall not constitute an Event of Default under this Lease, and Landlord’s right of termination hereunder or right to collect Fixed Minimum Rent and Additional Rent thereafter are Landlord’s sole remedies in the event Tenant elects to Go Dark.

ARTICLE XV - MISCELLANEOUS PROVISIONS

SECTION 15.1 Notices From One Party to the Other. Any notice or demand from Landlord to Tenant or from Tenant to Landlord shall be deemed served if mailed by registered or certified mail addressed, if to Tenant, at the address of Tenant as set forth at the beginning of this Lease, or such address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord at the address of Landlord as set forth at the beginning of this Lease or such other address as Landlord shall have last designated by notice in writing to Tenant. Such notice or demand shall be deemed served when so mailed. In addition Tenant shall also forward a copy of any notices to Landlord to Howard N. Gould, 645 Haverford Avenue, Pacific Palisades, CA 90272 or such other address as may be designated by notice in writing to Tenant.

SECTION 15.2 Brokerage. Tenant warrants that it has had no dealings with any broker or agent in connection with this Lease for whom a brokerage fee will be due. Landlord shall be responsible for, and agrees to hold Tenant harmless against and to indemnify Tenant in connection with, the payment of any brokerage fee due from Landlord’s broker (Gordman Properties Company). Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or other agent acting for Tenant with respect to this Lease or the negotiation thereof.

SECTION 15.3 Relationship of the Parties. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of Landlord and Tenant. Whenever herein the singular tense is used, the same shall include the plural, and the neuter gender shall include the masculine and feminine genders.

SECTION 15.4 Estoppel Certificates. At any time and from time to time, Tenant agrees, upon request in writing from Landlord and subject to the reimbursement of cost provisions of Section 8.1.K hereof, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is still in full force and effect as modified and stating the modifications) and the dates to which the Fixed Minimum Rent, Additional Rent and other charges have been paid.

SECTION 15.5 Invalidity. The validity or unenforceability of any provision of this Lease shall not affect or impair any other provision. The submission of this document for examination does not constitute an offer to lease, or a reservation of or option for the premises and becomes effective only upon execution and delivery thereof by Landlord and Tenant. All negotiations, considerations, representations and understandings between the parties are incorporated herein, and may be modified or altered only be agreement in writing between the parties. The headings of the several articles and sections contained herein are for convenience only and do not define, limit or construe the contents of such articles and sections.

SECTION 15.6 Short Form Lease. Tenant agrees not to record this Lease and further agrees to execute, acknowledge and deliver at any time after the date of this Lease, at the request of Landlord, a “short form Lease” suitable for recording.

SECTION 15.7 Waiver of Claims. Each party hereto hereby waives any and all claims for recovery which such party or anyone claiming through such party may have against the other party hereto for or with respect to any loss of or damage to such waiving party’s property which is insured under valid insurance policies, to the extent of any recovery actually collected under such insurance policies, whether or not such loss or damage is caused by the negligence of such other party or such other party’s agents, employees, subtenants or licensees or of any other Person or Persons for whose actions such other party may be responsible or liable; provided that the foregoing waiver shall be effective only when permitted by the applicable insurance policies.

SECTION 15.8 Binding Effect of Lease. The covenants, agreements and obligations herein contained, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective personal representatives, heirs, successors and assigns.

SECTION 15.9 Captions. All captions herein are solely for the convenience of the parties and shall not be given any legal effect.

SECTION 15.10 Definitions.

A. The term “Affiliate” means, with respect to any Person, any Person which controls or is controlled by the Person in question or is controlled by the same Persons which shall then control the Person in question and any Person which is a member with the Person in question in a relationship of joint venture, partnership or other form of business association concerning or which in any way concerns the subject matter involved; the term “control” means, with respect to a corporation, the ownership of stock possessing, and of the right to exercise, at least twenty-five per cent (25%) of the total combined voting power of all classes of stock of the controlled corporation, issued, outstanding and entitled to vote for the election of directors, whether such ownership be direct ownership or indirect ownership through control of another corporation or corporations or any other entity.

B. The term “Floor Space” means the actual number of square feet of floor space in the Leased Premises or in other premises in the Project (including, without limitation, any space on mezzanines) within the exterior faces of the walls surrounding all floors, or parts of any thereof, with respect to the premises in question, or, if the Leased Premises are not surrounded by walls, then within the building line, except that with respect to a wall or partition between (i) space occupied by two or more separate occupants, or (ii) space occupied by an occupant and space inside any building which is included within any common area, in each such case the center of the wall or partition in question shall be used instead of the exterior face thereof. No deduction or exclusion shall be made from Floor Space otherwise computed by reason of stairs, elevators, escalators, interior partitions or other interior construction of equipment.

C. The term “Landlord” as used in this Lease shall mean, at a given time, the owner or owners, collectively, for the time being (a) of the fee of all or any portion of the Project, and any successor or assignee thereof, but (b) so long as there is then a lease of the fee of all or substantially all of the Project, the lessee there under and not the owner of the fee; it being intended and agreed that in a case where this (b) is applicable, such owner of the fee shall not be personally liable for the obligations of Landlord but such lessee shall be so personally liable. If any such Person, firm or corporation so a “Landlord” shall sell or transfer the fee, or the leasehold interest, the ownership of which so makes him or it a Landlord, he or it, as such grantor or transferor, shall thereafter be entirely relieved of all terms, covenants and obligations thereafter to be performed by Landlord under this Lease; provided (i) that any amount then due and payable to Tenant or for which Landlord or the then grantor or transferor would then owe to Tenant shall be paid to Tenant, (ii) any funds then in the hands of Landlord or the then grantor or transferor in which Tenant has an interest shall be turned over, subject to such interest, to the then grantee or transferee, (iii) such transferee shall assume all obligations of Landlord under this Lease, and (iv) written notice of such transfer and assumption shall be delivered to Tenant.

C. The term “Person” as used herein means a natural person, firm, partnership, association or corporation, as the case may be.

D. The term “Rent” as used herein means Fixed Minimum Rent and Additional Rent.

IN WITNESS WHEREOF, Landlord and Tenant have hereunto executed this Lease as of the day and year first above written.

LANDLORD:	A.G. REALTY COMPANY
a Nebraska Limited Partnership

	By:	/s/ Nelson T. Gordman
Nelson T. Gordman, General Partner

	By:	/s/ Jerome P. Gordman
Jerome P. Gordman, General Partner

	By:	/s/ Howard Gould
Howard Gould, General Partner

TENANT:	GORDMANS, INC.
a Delaware Corporation

	By:	/s/ Jeff Gordman
Jeff Gordman, Chairman, President, CEO

STATE OF NEBRASKA)
) SS
COUNTY OF DOUGLAS)

The foregoing instrument was acknowledged before me this 22 day of July, 2008, by Nelson T. Gordman, General Partner, on behalf of A.G. Realty Partnership.

Notary Public
My Commission Expires:
1/10/2012

STATE OF NEBRASKA)
) SS
COUNTY OF DOUGLAS)

The foregoing instrument was acknowledged before me this 18th day of July, 2008, by Jerome P. Gordman, General Partner, on behalf of A.G. Realty Partnership.

Notary Public

My Commission Expires: 7/3/10

STATE OF NEBRASKA)
) SS
COUNTY OF DOUGLAS)

The foregoing instrument was acknowledged before me this      day of                 , 2008, by Howard Gould, General Partner, on behalf of A.G. Realty Partnership.

Notary Public
My Commission Expires:

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

State of California		}
County of	Los Angeles

On	7/21/08	before me,	Barbara Ellen Jaffe, Notary Public	,
	Date		Here Insert Name and Title of the Officer

personally appeared	HOWARD GOULD
Name(s) of Signer(s)

,

who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct. WITNESS my hand and official seal.
Signature
Place Notary Seal Above		Signature of Notary Public

OPTIONAL

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of Attached Document

Title or Type of Document:	Amended and Restated Sublease Agreement

Document Date:	Number of Pages:	28

Signer(s) Other Than Named Above:	Nelson T . Gordman, Jerome P . Gordman, Jeff Gordman

Capacity(ies) Claimed by Signer(s)

Signer’s Name:	Howard Gould
☐ Individual

☐ Corporate Officer – Title(s):

☒ Partner — ☐ Limited ☒ General
☐ Attorney in Fact
☐ Trustee
☐ Guardian or Conservator
☐ Other

Signer Is Representing:
AG Realty Company

Signer’s Name:
☐ Individual

☐ Corporate Officer – Title(s):

☐ Partner — ☐ Limited ☐ General
☐ Attorney in Fact
☐ Trustee
☐ Guardian or Conservator
☐ Other

Signer Is Representing:

Q2007 National Notary Association — 9350 De Soto Ave., P.O. Box 2402 — Chatsworth, CA 91313-2402 — www.NationalNotary.org Item #5907 Reorder: Call Toll-Free 1-800-876-6827

STATE OF NEBRASKA)
) ss
COUNTY OF DOUGLAS)

The foregoing instrument was acknowledged before me this 18th day of July, 2008, by Jeff Gordman, the Chairman, President, and CEO of Gordmans, Inc., Tenant of the above and foregoing Lease.

Notary Public

My Commission Expires:

12/18/10
Notary Public